UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2009

VONAGE HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32887	11-3547680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Main Street, Holmdel, NJ	07733
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 528-2600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2009, the Compensation Committee of the Board of Directors of Vonage Holdings Corp. (the “Company”) unanimously approved the following annual bonus payments to the executive officers listed below. Additional information with respect to the compensation arrangements for the Company’s executive officers will be set forth in the Company’s Proxy Statement for its 2009 Annual Meeting of Stockholders.

Name	2008 Bonus Award
John S. Rego	$126,960
Jamie E. Haenggi	$78,177
Louis Mamakos	$50,600

On March 17, 2009, the Company, pursuant to Compensation Committee approval, entered into a Cancellation of Options Agreement with Jeffrey A. Citron, the Company’s Chairman. For $1.00 the Company repurchased options for 3,944,197 shares of the Company’s Common Stock, all of which were out-of-the-money. All of the shares underlying the repurchased options will become available for future issuance under the Company’s 2006 Incentive Plan.

The Company and its Chairman, who is the Company’s largest stockholder, believe that this action enhances long-term stockholder value by improving the Company’s ability to incentivize and retain its employees through the cancellation of outstanding options that currently provide no retention or incentive value to any current employee of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VONAGE HOLDINGS CORP.

Date: March 17, 2009	By:	/s/ John S. Rego
John S. Rego
Executive Vice President, Chief Financial Officer and Treasurer